SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2005

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a) Agreement with Daniel J. Finnegan.  In connection with the promotion of Daniel J. Finnegan to Senior Vice President, Chief Accounting Officer and Controller of priceline.com Incorporated (the “Company”), the Company and Mr. Finnegan executed a letter agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and the material terms of which are summarized below.

On October 19, 2005, in connection with his promotion, Mr. Finnegan received a grant of 35,000 non-qualified stock options of the Company, par value $0.008 per share, with an exercise price of $18.58. One-third of the stock options vest on the first anniversary of the date of grant and the remaining stock options vest pro rata each month thereafter over the following two years.  In addition, Mr. Finnegan was granted 10,000 shares of the Company’s restricted common stock.  Four thousand shares of the restricted common stock vest on each of the first and second anniversary of the date of grant and one thousand shares vest on each of the third and fourth anniversary of the date of grant.

Pursuant to the terms of the letter agreement, should Mr. Finnegan’s employment be terminated  without “Cause” (as defined in the agreement with Mr. Finnegan) or for “Good Reason” (as defined in the agreement with Mr. Finnegan), then Mr. Finnegan will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(A) over a period of twelve (12) months after such termination an amount equal to one (1) times the sum of his base salary and target bonus, if any, for the year in which such termination occurs (provided, however, in the event that the base salary or target bonus, if any, has been decreased in the twelve (12) months prior to the termination, the amount to be used shall be the highest base salary and target bonus, if any, during such twelve (12) month period); (B) any other amounts or benefits owing to him under the then applicable employee benefit, long term incentive or equity plans and programs of the Company, which shall be paid or treated in accordance with the terms of such plans and programs; (C) continuation for twelve (12) months following such termination of employment of group health, life and disability insurance benefits as if he were an employee of the Company; and (D) if a bonus plan is in place, the product of (x) the target annual bonus for the fiscal year of his termination, multiplied by (y) a fraction, the numerator of which is the number of days of the current fiscal year during which he was employed by the Company, and the denominator of which is 365, which bonus shall be paid when bonuses for such period are paid to the other executives.

In addition, upon a “Change in Control” (as the term is defined in the agreement with Mr. Finnegan), stock options granted to Mr. Finnegan at the time of his hire and in connection with his promotion and restricted stock granted to Mr. Finnegan in connection with his promotion will become fully exercisable, in the case of the stock options, and vested, in the case of the stock options and restricted stock, on the date that is six (6) months from the date of the Change in Control; provided that Mr. Finnegan is (a) employed by the Company on the date of the Change in Control and (b) employed by the Company on the date that is six (6) months from the date of the Change in Control.  In the event that Mr. Finnegan is terminated by the Company without Cause (as defined in Mr. Finnegan’s agreement) within six (6) months following a Change in Control, the stock options will become fully exercisable and the stock options and restricted stock will vest and, in the case of the stock options, will remain exercisable until the date that is six (6) months after such termination, on which date the stock options will expire.

The agreement with Mr. Finnegan includes certain non-compete, non-solicitation and non-disparagement provisions.

(b) Agreement with Thomas P. D’Angelo.  In connection with the transition of Thomas P. D’Angelo’s responsibilities to Mr. Finnegan, the Company and Mr. D’Angelo executed a Part-Time

Employment and Transition Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and the material terms of which are summarized below.  Pursuant to the terms of the agreement, Mr. D’Angelo will continue as Controller and Chief Accounting Officer until December 15, 2005, after which time he will work up to ten hours a week as a part-time employee through March 31, 2006 assisting in the transition of his responsibilities.  Mr. D’Angelo will be paid $35,000 for his work as a part-time employee.  Mr. D’Angelo will be eligible to receive a bonus for services performed during 2005 as if he had been a full-time employee of the Company for all of 2005, provided that the amount of the bonus, if any, shall be subject to the complete discretion of the Compensation Committee of the Company’s Board of Directors.  Any bonus payment shall be paid to Mr. D’Angelo by March 31, 2005.  Stock options and restricted stock held by Mr. D’Angelo shall continue to vest in accordance with their terms while Mr. D’Angelo is employed as a part-time employee by the Company.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)                                  On October 20, 2005, the Company announced the promotion of Daniel J. Finnegan, 43, to Senior Vice President, Chief Accounting Officer and Controller, effective December 15, 2005.  Mr. Finnegan will succeed Thomas D’Angelo, 46, who decided to leave the Company after eight years to pursue other opportunities.  Mr. D’Angelo will continue to serve as Controller and Chief Accounting Officer until December 15, 2005 and, after that, will continue as a part-time employee through March 31, 2006 to assist in the transition of his responsibilities.  A copy of priceline.com’s press release announcing Mr. D’Angelo’s departure and Mr. Finnegan’s promotion is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Finnegan has been the Company’s Vice President and Chief Compliance Officer since April 21, 2004.  Prior to joining priceline.com, Mr. Finnegan served as Chief Financial Officer for CS Technology, Inc., a consulting company, from October 2000 to April 2004 and as Chief Financial Officer and/or Controller for Coty US, Inc., a manufacturer of cosmetics and fragrances, from January 1994 to October 2000.

A description of the agreements with Messrs. Finnegan and D’Angelo are provided in Item 1.01 above and are incorporated into this Item 5.02(c) by reference.

Item 9.01                                             Financial Statements and Exhibits

C.	Exhibits

99.1	Press release, dated October 20, 2005, issued by priceline.com Incorporated.

10.1	Letter agreement, dated October 19, 2005, by and between priceline.com Incorporated and Daniel J. Finnegan.

10.2	Restricted Stock Grant Agreement, dated October 19, 2005, reflecting grant of restricted stock to Daniel J. Finnegan.

10.3	Part-Time Employment and Transition Agreement, dated October 20, 2005, by and between priceline.com Incorporated and Thomas P. D’Angelo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Robert J. Mylod
	Name:	Robert J. Mylod
	Title:	Chief Financial Officer

Date:  October 21, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 20, 2005, issued by priceline.com Incorporated.

10.1	Letter agreement, dated October 19, 2005, by and between priceline.com Incorporated and Daniel J. Finnegan.

10.2	Restricted Stock Grant Agreement, dated October 19, 2005, reflecting grant of restricted stock to Daniel J. Finnegan.

10.3	Part-Time Employment and Transition Agreement, dated October 20, 2005, by and between priceline.com Incorporated and Thomas P. D’Angelo.

Exhibit 99.1

Daniel J. Finnegan Named Senior Vice President,

Chief Accounting Officer And Controller Of Priceline.com

NORWALK, Conn., October 20, 2005 . . . Priceline.com® (Nasdaq: PCLN) today announced the promotion of Daniel J. Finnegan, 43, to Senior Vice President, Chief Accounting Officer and Controller, effective December 15, 2005.  Mr. Finnegan will report to priceline.com’s Chief Financial Officer, Robert Mylod.

Currently, Mr. Finnegan is priceline.com’s Vice President, Chief Compliance Officer.  He will succeed Thomas D’Angelo, 46, who has decided to leave priceline.com to pursue other opportunities.  Mr. D’Angelo will continue to serve as Controller and Chief Accounting Officer until December 15, 2005 and, after that, will continue as a part-time employee through March 31, 2006 to assist in the transition of his responsibilities.

“Priceline.com deeply appreciates the many contributions made by Tom D’Angelo, who was one of the company’s founding employees and was responsible for establishing and managing the fiscal disciplines, accounting policies, compliance procedures and reporting structures that have served priceline.com so well for so many years,” said Mr. Mylod.  “We wish Tom well in his future endeavors and we greatly appreciate his willingness to provide continued counsel as we transition his responsibilities.”

Mr. Mylod continued, “We are also fortunate to have a financial professional of Dan Finnegan’s caliber ready to step into the Chief Accounting Officer’s role.  Dan possesses a valuable combination of compliance knowledge and financial reporting experience.  He has a deep understanding of the financial operations of priceline.com’s U.S. and global operations.  We expect him to make an immediate, positive contribution as a member of priceline.com’s senior management team.”

Prior to joining priceline.com, Mr. Finnegan served as Chief Financial Officer for CS Technology, Inc., a consulting company, and Chief Financial Officer and Controller for Coty US, Inc., a manufacturer of cosmetics and fragrances.  Earlier in his career, Mr. Finnegan worked for 10 years for KPMG LLP.

About Priceline.com

Priceline.com www.priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com recently expanded its services, so customers now have a choice: they can pick from a broad selection of published flights, hotels, rental cars and packages at published prices or, for deeper savings, they can use priceline.com’s Name Your Own Price® service for their travel needs.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.

Priceline.com operates one of Europe’s fastest growing hotel reservation services through Activehotels.com, Activereservations.com, Bookings.net and priceline.co.uk.  The company also operates the following travel web sites:  Travelweb.com, Lowestfare.com, RentalCars.com and BreezeNet.com.  Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

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For press information, contact:  Brian Ek  203-299-8167  brian.ek@priceline.com